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                                                                     EXHIBIT 1.1

               HOUSEHOLD AFFINITY CREDIT CARD MASTER NOTE TRUST I

                                 Series 2003-[*]

         $[*] Class A Floating Rate Asset Backed Notes, Series 2003-[*] $[*] Class B Floating Rate Asset Backed Notes, Series 2003-[*]

                         FORM OF UNDERWRITING AGREEMENT

                                                                       [*], 2003
[*],
as Representative of the
Underwriters set forth herein (the "Representative")
[*]

Dear Ladies and Gentlemen:

        Household Bank (SB), N.A. (the "Bank") has conveyed and proposes to further convey, from time to time, the receivables (the "Receivables") that are generated in a portfolio of certain revolving credit card accounts and other rights and property to Household Receivables Acquisition Company III ("HRAC"). HRAC II has conveyed and proposes to further convey such Receivables to Household Affinity Funding Corporation III (the "Transferor"), which has conveyed and will convey the Receivables to the Household Affinity Credit Card Master Note Trust I (the "Issuer"), and the Transferor proposes to cause the Issuer to sell to you and to the underwriters named in Schedule I hereto (the "Underwriters"), for whom you are acting as the Representative, $[*] Class A Floating Rate Asset Backed Notes, Series 2003-[*] (the "Class A Notes"), $[*] Class B Floating Rate Asset Backed Notes, Series 2003-[*] (the "Class B Notes" and, together with the Class A Notes, the "Notes"). The Notes will be sold pursuant to this Underwriting Agreement (this "Agreement") and will represent undivided interests in certain assets of the Trust (as hereinafter described). The Receivables have been, and will from time to time be, conveyed to HRAC II by the Bank pursuant to the Second Amended and Restated Receivables Purchase Agreement, dated as of July 1, 2002 (as amended from time to time, the "Bank Receivables Purchase Agreement"). The Receivables have been, and will from time to time be, conveyed to the Transferor (i) by HRAC II pursuant to a Receivables Purchase Agreement, dated as of February [*], 2003 (the "HRAC II Receivables Purchase Agreement" and, together with the Bank Receivables Purchase Agreement, the "Receivables Purchase Agreements"), between HRAC II and the Transferor and
(ii) by Household Affinity Funding Corporation II ("HAFC II") pursuant to sale agreements entered into from time to time between HAFC II and the Transferor. The Receivables have been, and will from time to time be, conveyed by the Transferor to the Issuer pursuant to a Transfer and Servicing Agreement, dated as of February [*], 2003 (as amended from time to time, the "Transfer and Servicing Agreement"), among the Transferor, Household Finance Corporation ("HFC"), as servicer (the "Servicer"), and the Issuer. The Bank, HRAC II, the Transferor and HFC are direct or indirect

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subsidiaries of Household International, Inc. ("Household"). HFC, the Bank, HRAC
II and the Transferor are referred to collectively herein as the "Household Entities."

        The Issuer is a statutory trust formed pursuant to a Trust Agreement, dated as of February [*], 2003 (as amended from time to time, the "Trust Agreement"), between the Transferor and Wilmington Trust Company ("WTC"), as owner trustee (the "Owner Trustee") and the filing of a certificate of trust with the Secretary of State of the State of Delaware on February [*], 2003.

        The Notes will be issued pursuant to a Master Indenture, dated as of February [*], 2003 (the "Master Indenture"), between the Issuer and The Bank of New York, as indenture trustee (the "Indenture Trustee"), as supplemented by the Series 2003-[*] Indenture Supplement with respect to the Notes to be dated as of [*], 2003 (the "Indenture Supplement," and together with the Master Indenture, the "Indenture").

        HFC has agreed to provide notices and perform on behalf of the Issuer certain other administrative obligations required of the Issuer by the Transfer and Servicing Agreement, the Master Indenture and each indenture supplement for each series of Notes issued by the Issuer, pursuant to the Transfer and Servicing Agreement. The Transfer and Servicing Agreement, the Receivables Purchase Agreements, the Indenture and the Trust Agreement are referred to herein, collectively, as the "Transaction Documents."

        Capitalized terms used herein without definition shall have the meanings set forth in the Transaction Documents.

        Section 1. Representations and Warranties.

        (a) Each of the Bank, HRAC II and the Transferor, each as to itself only, represents and warrants to, and agrees with, each Underwriter as set forth in this Section 1(a). Certain terms used in this Section 1(a) are defined in the second paragraph of subsection 1(a)(i) below.

                (i) A registration statement on Form S-3 (No. 333-101918), including a form of prospectus and such amendments thereto as may have been filed prior to the date hereof, relating to the Notes and the offering thereof in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Act"), has been filed by the Transferor with, and has been declared effective by, the Securities and Exchange Commission (the "Commission"). If any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission.

                The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective under the Act. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Preliminary Prospectus" shall mean any preliminary prospectus referred to in the preceding paragraph and any preliminary prospectus included in the Registration Statement which, as of the Effective Date, omits Rule 430A Information. "Prospectus" shall mean the prospectus (the "Base Prospectus") and supplement to the Base Prospectus (the "Prospectus Supplement") relating to the Notes that is first filed with the Commission pursuant to Rule 424(b) and any prospectuses subsequently filed pursuant to Rule 424 or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus included in the Registration

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        Statement at the Effective Date. "Registration Statement" shall mean the registration statement referred to in the preceding paragraph and any registration statement required to be filed under the Act or rules thereunder, including amendments, incorporated documents, exhibits and financial statements, in the form in which it has or shall become effective and, in the event that any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended. "Rule 424" and "Rule 430A" refer to such rules under the Act. "Rule 430A Information" means information with respect to the Notes and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

                (ii) On the Effective Date, the Registration Statement conformed in all respects to the requirements of the Act and the rules and regulations of the Commission thereunder and the TIA and the rules and regulations thereunder and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of this Agreement, the Registration Statement and the Prospectus conform, and at the time of filing of the Prospectus pursuant to Rule 424(b) the Registration Statement and the Prospectus will conform, in all respects with the requirements of the Act and the Rules and Regulations and the TIA and the rules and regulations thereunder and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that none of the Bank, HRAC II or the Transferor makes any representations or warranties as to (a) the information contained in or omitted from the Registration Statement or the Prospectus (or any supplements thereto) in reliance upon and in conformity with information furnished in writing to the Bank or the Transferor by or on behalf of any Underwriter through the Representative specifically for use in connection with the preparation of the Registration Statement or the Prospectus (or any supplements thereto), which information solely is as described in the last sentence of Section 8(b), or (b) any Derived Information (as defined in Section 1(d)) provided by the Underwriters except to the extent that the information set forth therein is Transferor-Provided Information (as defined in Section 1(d)).

                (iii) The Bank is duly organized, validly existing and in good standing as a national banking association under the laws of the United States and each of HRAC II and the Transferor is a corporation duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Bank, HRAC II and the Transferor has all requisite power and authority to own its properties and conduct its business as presently conducted and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction which requires such qualification, except where failure to have such requisite power and authority or to be so qualified would not have a material adverse effect on the business or financial condition of the Bank, HRAC II or the Transferor.

                (iv) None of the Transferor, HRAC II or the Bank is in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound, or to which any of the property or assets of the Transferor, HRAC II or the Bank, as the case may be, is subject, except where any such violation or default would not have a material adverse effect on the transactions contemplated by this Agreement.

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                (v)     The execution, delivery and performance by the
        Transferor of each of this Agreement, the HRAC II Receivables Purchase Agreement, the Transfer and Servicing Agreement and the Trust Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Transferor by all necessary action or proceedings and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Transferor pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Transferor is a party or by which it may be bound, or to which any of the property or assets of the Transferor is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Transferor or any applicable law, administrative regulation or administrative or court decree, except where any such conflict, breach, default, encumbrance or violation would not have a material adverse effect on the transactions contemplated by this Agreement.

                (vi) The execution, delivery and performance by the Bank of this Agreement and the Bank Receivables Purchase Agreement, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Bank by all necessary action or proceedings and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Bank pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Bank is a party or by which it may be bound, or to which any of the property or assets of the Bank is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Bank or any applicable law, administrative regulation or administrative or court decree, except where any such conflict, breach, default, encumbrance or violation would not have a material adverse effect on the transactions contemplated by this Agreement.

                (vii) The execution, delivery and performance by HRAC II of this Agreement and the HRAC II Receivables Purchase Agreement, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by HRAC II by all necessary action or proceedings and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of HRAC II pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which HRAC II is a party or by which it may be bound, or to which any of the property or assets of HRAC II is subject, nor will such action result in any violation of the provisions of the charter or by-laws of HRAC II or any applicable law, administrative regulation or administrative or court decree, except where any such conflict, breach, default, encumbrance or violation would not have a material adverse effect on the transactions contemplated by this Agreement.

                (viii) This Agreement, the HRAC II Receivables Purchase Agreement, the Transfer and Servicing Agreement and the Trust Agreement have been duly executed and delivered by the Transferor; and this Agreement, the HRAC II Receivables Purchase Agreement, the Transfer and Servicing Agreement and the Trust Agreement constitute legal, valid and binding instruments enforceable against the Transferor in accordance with their respective terms, subject as to enforceability (A) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, (B) to general principles of equity (regardless of whether enforcement is

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        sought in a proceeding in equity or at law) and (C) with respect to rights of indemnity under this Agreement, to limitations of public policy under applicable securities laws.

                (ix) This Agreement and the Bank Receivables Purchase Agreement have been duly executed and delivered by the Bank; and this Agreement and the Bank Receivables Purchase Agreement constitute legal, valid and binding instruments enforceable against the Bank in accordance with their respective terms, subject as to the enforceability (A) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and the rights and remedies of creditors of thrifts, savings institutions or national banking associations, (B) to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and
        (C) with respect to rights of indemnity under this Agreement, to limitations of public policy under applicable securities law.

                (x) This Agreement and the HRAC II Receivables Purchase Agreement have been duly executed and delivered by HRAC II; and this Agreement and the HRAC II Receivables Purchase Agreement constitute legal, valid and binding instruments enforceable against HRAC II in accordance with their respective terms, subject as to the enforceability
        (A) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, (B) to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (C) with respect to rights of indemnity under this Agreement, to limitations of public policy under applicable securities law.

                (xi) The Bank has authorized the conveyance of the Receivables to HRAC II; HRAC II has authorized the Conveyance of the Receivables to the Transferor; the Transferor has authorized the conveyance of the Receivables to the Issuer; and the Transferor has directed the Issuer to issue and sell the Notes.

                (xii) The Bank will, upon request by the Representative, provide to the Representative complete and correct copies of publicly available portions of the Consolidated Reports of Condition and Income of the Bank for the year ended [*] and for the quarter ended [*] as submitted to the Comptroller of the Currency. Except as set forth or contemplated in the Registration Statement and the Prospectus, there has been no material adverse change in the consolidated condition (financial or otherwise) of the Bank and its subsidiaries taken as a whole since [*].

                (xiii) Any taxes, fees and other governmental charges in connection with the execution, delivery and performance of this Agreement, each of the Transaction Documents and the Notes shall have been paid or will be paid by the Transferor at or prior to the Closing Date.

                (xiv) The Notes have been duly and validly authorized, and, when validly executed, authenticated, issued and delivered in accordance with the Indenture and as provided herein will conform in all material respects to the description thereof contained in the Prospectus and will be validly issued and outstanding and entitled to the benefits of the Indenture.

                (xv) There are no legal or governmental proceedings pending, or to the knowledge of the Bank, HRAC II or the Transferor threatened, to which the Bank, HRAC II or the Transferor is a party or of which any property of the Bank, HRAC II or

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        the Transferor is the subject, other than proceedings which are not reasonably expected, individually or in the aggregate, to have a material adverse effect on the shareholder's equity or consolidated financial position of the Bank and its subsidiaries taken as a whole or HRAC II or the Transferor, or which would have a material adverse effect upon the consummation of this Agreement.

                (xvi) KPMG LLP is an independent public accountant with respect to the Bank, HRAC II and the Transferor.

                (xvii) No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or governmental agency or body of the United States is required for the issue and sale of the Notes, or the consummation by the Bank, HRAC II or the Transferor of the other transactions contemplated by this Agreement or any Transaction Document to which it is a party, except for
        (A) the registration under the Act of the Notes, (B) such consents, approvals, authorizations, orders, registrations, qualifications, licenses or permits as have been obtained or as may be required under State securities or Blue Sky laws in connection with the purchase of the Notes and the subsequent distribution of the Notes by the Underwriters or (C) where the failure to obtain such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits would not have a material adverse effect on the business or consolidated financial condition of the Bank and its subsidiaries taken as a whole or HRAC II or the Transferor or the transactions contemplated by such agreements.

                (xvi) None of the Bank, HRAC II or the Transferor will conduct their operations while any of the Notes are outstanding in a manner that would require the Transferor or the Issuer to be registered as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act") as in effect from time to time.

        (b) HFC represents and warrants to, and agrees with, each Underwriter as set forth in this Section 1(b).

                (i) HFC is a corporation duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation. HFC has all requisite power and authority to own its properties and conduct its business as presently conducted and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction which requires such qualification, except where the failure to have such power and authority or to be so qualified would not have a material adverse effect on the business or consolidated financial condition of HFC and its subsidiaries taken as a whole.

                (ii) HFC is not in violation of its restated articles of incorporation or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which HFC is a party or by which it may be bound, or to which any of the property or assets of HFC is subject except where any such violation or default would not have a material adverse effect on the transactions contemplated by this Agreement.

                (iii) The execution, delivery and performance by HFC of this Agreement and the Transfer and Servicing Agreement and the consummation of the transactions

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        contemplated hereby and thereby have been duly and validly authorized by
        HFC by all necessary action or proceedings and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of HFC pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which HFC is a party or by which it may be bound, or to which any of the property or assets of HFC is subject, nor will such action result in any violation of the provisions of the charter or by-laws of HFC or any applicable law, administrative regulation or administrative or court decree, except where any such conflict, breach, default, encumbrance or violation would not have a material adverse effect on the transactions contemplated by this Agreement.

                (iv) This Agreement and the Transfer and Servicing Agreement have been duly executed and delivered by HFC; and this Agreement and the Transfer and Servicing Agreement constitute legal, valid and binding instruments enforceable against HFC in accordance with their respective terms, subject as to enforceability (A) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, (B) to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (C) with respect to rights of indemnity under this Agreement, to limitations of public policy under applicable securities laws.

                (v) HFC will, upon request by the Representative, provide to the Representative complete and correct copies of all reports filed by it with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), during [*]. Except as set forth in or contemplated in such reports, there has been no material adverse change in the consolidated financial condition of HFC and its subsidiaries taken as a whole since the respective dates as of which information is given in the Prospectus.

                (vi) There are no legal or governmental proceedings pending, or to the knowledge of HFC threatened, to which HFC is a party or of which any of its property is the subject, other than proceedings which are not reasonably expected, individually or in the aggregate, to have a material adverse effect on the shareholder's equity or consolidated financial position of HFC and its subsidiaries taken as a whole or which would have a material adverse effect upon the consummation of this Agreement.

                (vii) No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or governmental agency or body of the United States is required for the consummation by HFC of the transactions contemplated by this Agreement and the Transfer and Servicing Agreement, except for (A) the registration under the Act of the Notes, (B) such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits as have been obtained or as may be required under State securities or Blue Sky laws in connection with the purchase of the Notes and the subsequent distribution of the Notes by the Underwriters or (C) where the failure to obtain such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits would not have a material adverse effect on the business or consolidated financial condition of HFC and its subsidiaries taken as a whole or the transactions contemplated by such agreements.

                (viii) KPMG LLP is an independent public accountant with respect to HFC.

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        (c)     Any certificate signed by an officer on behalf of any of the
Household Entities and delivered to the Underwriters or counsel for the Underwriters in connection with an offering of the Notes shall be deemed, and shall state that it is, a representation and warranty as to the matters covered thereby to each person to whom the representations and warranties in this
Section 1 are made.

        (d) Each of the Underwriters severally, not jointly, represents and warrants to, and agrees with, the other Underwriters, the Transferor, the Bank, HRAC II and HFC as of the date hereof and as of the Closing Date:

                (i) The Underwriters have complied and will comply with all of their obligations arising under this Agreement and in accordance with the Act, the Exchange Act and the rules and regulations thereunder and, with respect to Derived Information provided by such Underwriter, such Derived Information is accurate in all material respects (taking into account the assumptions explicitly set forth in the Derived Information, except for any errors therein attributable to errors or mistakes in the Transferor-Provided Information). The Derived Information provided by such Underwriter to the Transferor constitutes a complete set of all Derived Information required to be filed with the Commission pursuant to the No-Action Letters.

                (ii) Such Underwriter shall provide to the Transferor no later than one Business Day after any Collateral Term Sheet is delivered to a prospective investor, or in the case of any Structural Term Sheets and Computational Materials no later than one Business Day before the date on which the Prospectus is required to be filed pursuant to Rule 424, all such Derived Information delivered to a prospective investor by it during the period commencing on the Effective Date and ending on the date the Prospectus is filed with the Commission. Such Underwriter shall deliver to the Transferor a hard copy and, in mutually agreed upon format, a disk or electronic transmission of such Derived Information.

                (iii) Each Underwriter acknowledges that none of the Bank, HRAC II, the Transferor or HFC will be deemed to have breached any representation and warranty or to have failed to satisfy any other agreement contained herein, to the extent any such breach or failure on the part of such party resulted solely from an Underwriter's breach of the representation and warranty set forth in subsection (i) or (ii) above.

                (iv) For purposes of this Agreement, "Derived Information" means the type of information defined in Collateral Term Sheets, Structural Term Sheets or Computational Materials (as such terms are defined in the No-Action Letters). No Computational Materials, Collateral Term Sheets or Structural Term Sheets (as defined below) have been or will be prepared and delivered to prospective investors by or at the direction of the Underwriters. As used herein, "Computational Materials" shall have the meaning given such term in the No-Action Letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994 (collectively, the "Kidder/PSA Letter") and the No-Action Letter of February 17, 1995 issued by the Commission to the Public Securities Association (the "PSA Letter" and, together with the Kidder/PSA Letter, the "No-Action Letters"). As used herein, "Structural Term Sheets" and "Collateral Term Sheets" shall have the meanings given such terms in the PSA Letter. "Transferor-Provided Information" means the information provided by the Transferor, HFC or the Bank in

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        written form or on computer tape, floppy disk or other electronic media with respect to the financial characteristics of the Receivables or other assets comprising the Issuer.

                (v) The "electronic roadshow" presentation used by any Underwriter (the "ER Presentation") shall be made available only to institutional investors, investment advisors and other persons of a type such Underwriter would customarily invite to a road show who have been provided with access by such Underwriter, and the ER Presentation will be the same as the live road show aired in its entirety (except for any misstatements, mistakes or dead time which may be edited out).

                        A prospectus pursuant to Section 10(a) of the Act will be made available to each prospective investor that is provided access to the ER Presentation, or if a prospectus pursuant to section 10(a) of the Act is not yet available, then a preliminary prospectus pursuant to
        Section 10(b) of the Act will be made available to each prospective investor that is provided access to the ER Presentation.

                        The content of the ER Presentation shall be approved by the Transferor, the Bank, HRAC II and HFC prior to transmission.

                (vi) (a) Each such Underwriter shall not sell Notes to any of such Underwriter's affiliates and (b) any Underwriter affiliated with a purchaser of Notes is not aware of any arrangement or understanding that such purchaser intends to distribute or participate in the distribution of such Notes.

        Section 2. Purchase and Sale.

        (a) Subject to the terms and conditions and in reliance upon the covenants, representations and warranties herein set forth, the Transferor agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Transferor the principal amount of Class A Notes set forth opposite such Underwriter's name in Schedule I pursuant to the terms of this Agreement at a purchase price equal to [*]% of the aggregate principal amount represented by the Class A Notes.

        (b) Subject to the terms and conditions and in reliance upon the covenants, representations and warranties herein set forth, the Transferor agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Transferor the principal amount of Class B Notes set forth opposite such Underwriter's name in Schedule I pursuant to the terms of this Agreement at a purchase price equal to [*]% of the aggregate principal amount represented by the Class B Notes.

        Section 3. Delivery and Payment.

        Delivery of and payment for the Notes to be purchased by the Underwriters in accordance with this Agreement shall be made at 9:00 a.m., New York City time, at the offices of Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, New York 10103 on [*], 2003 which date, time or place may be postponed or changed by agreement between the Representative and the Transferor (such date and time of delivery and payment for the Notes being herein referred to as the "Closing Date"). Delivery of one or more global notes representing the Notes shall be made to the accounts of the several Underwriters against payment by the several Underwriters of the purchase price therefor, to or upon the order of the Transferor by one or more wire transfers in immediately available funds. The global notes to be so delivered shall be registered in the name of Cede & Co., as nominee for The Depository Trust Company

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("DTC"). The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive Notes representing the Notes will be available only under limited circumstances as described in the Indenture.

        The Transferor agrees to have copies of the global notes or the Definitive Notes available for inspection, checking and packaging by the Underwriters in New York, New York, not later than 1:00 p.m., New York City time, on the business day prior to the Closing Date.

        Section 4. Offering by Underwriters.

        (a) It is understood that the Underwriters propose to offer the Notes for sale to the public as set forth in the Prospectus.

        (b) Each Underwriter severally agrees that if it is a foreign broker dealer not eligible for membership in the National Association of Securities Dealers, Inc. (the "NASD"), it will not effect any transaction in the Notes within the United States or induce or attempt to induce the purchase of or sale of the Notes within the United States, except that it shall be permitted to make sales to the other Underwriters or to its United States affiliates; provided that such sales are made in compliance with an exemption of certain foreign brokers or dealers under Rule 15a-6 under the Exchange Act and in conformity with the NASD's Conduct Rules as such Rules apply to non-NASD brokers or dealers.

        (c) Each Underwriter severally represents and agrees that (i) it has not offered or sold, and, prior to the date which is six months after the date of issue of the Notes, will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995 (the "Regulation"), and the Financial Services and Markets Act 2000 (the "FSMA"); (ii) it has complied and will comply with all applicable provisions of the Regulations and the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and (iii) it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer.

        Section 5. Agreements. Each of the Household Entities, each as to itself only, covenants and agrees with the several Underwriters that:

        (a) Immediately following the execution of this Agreement, the Transferor will prepare a Prospectus Supplement setting forth the amount of Notes covered thereby and the terms thereof not otherwise specified in the Base Prospectus, the price at which such Notes are to be purchased by the Underwriters, the initial public offering price, the selling concessions and allowances, and such other information as the Transferor deems appropriate. The Transferor will transmit the Prospectus, including such Prospectus Supplement, to the Commission pursuant to Rule 424(b) by a means reasonably calculated to result in filing with the Commission pursuant to Rule 424(b). The Transferor will promptly advise the Representative (i) when the Registration Statement shall have become effective, (ii) when any amendment thereof shall have become effective, (iii) of any request by the Commission for any amendment or supplement of the Registration Statement or the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and (v) of the receipt by the Transferor of any notification with respect to the suspension of the qualification of the

Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Transferor will not file any amendment of the Registration Statement or supplement to the Prospectus to which the Representative reasonably objects. The Transferor will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

        (b) If, at any time when a Prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to supplement such Prospectus to comply with the Act or the rules thereunder, the Transferor shall be required to notify and consult with the Representative and upon the Representative's request to prepare and furnish without charge to each Underwriter as many copies as such Underwriter may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which shall correct such statement or omission or effect such compliance.

        (c) As soon as practicable, the Transferor will make generally available to Noteholders and to the Representative an earnings statement or statements of the Issuer which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

        (d) The Transferor will furnish to the Representative and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of the Prospectus and any supplement thereto as the Underwriters may reasonably request.

        (e) The Transferor agrees to pay all expenses incidental to the performance of its obligations under this Agreement, including without limitation (i) expenses of preparing, printing and reproducing the Registration Statement, the Prospectus, this Agreement, the Transaction Documents and the Notes, (ii) any fees charged by any rating agency for the rating of the Notes,
(iii) any expenses (including reasonable fees and disbursements of counsel to the Underwriters not to exceed $20,000) incurred by the Underwriters in connection with qualification of the Notes for sale under the laws of such jurisdictions as the Representative designates, (iv) fees and disbursements of counsel to the Underwriters to the extent such fees and disbursements exceed the amount to be paid by the Underwriters pursuant to this subsection 5(e), (v) the fees and expenses of KPMG LLP, (vi) the fees and expenses of the Indenture Trustee and any agent of the Indenture Trustee and the fees and disbursements of counsel for the Indenture Trustee in connection with the Indenture and the Notes, and (vii) the cost of delivering the Notes to the offices of the Underwriters, insured to the satisfaction of the Underwriters (it being understood that, except as provided in this paragraph (e) and in Sections 7 and 8 hereof, the Underwriters will pay their own expenses, including the expense of preparing, printing and reproducing this Agreement, any agreement among underwriters, 50% of the fees and expenses of Orrick, Herrington & Sutcliffe LLP incurred in connection with the issuance of the Notes, any transfer taxes on resale of any of the Notes by them and advertising expenses connected with any offers that the Underwriters may make).

        (f) The Transferor will take all reasonable actions requested by the Underwriters to arrange for the qualification of the Notes for sale under the laws of such jurisdictions within the United States or as necessary to qualify for the Euroclear System or Clearstream Banking, societe anonyme and as the Representative may designate, will maintain such qualifications in effect so long as required for the distribution of the Notes.

        (g) For so long as the Notes are outstanding, the Transferor shall deliver to the Representative by first-class mail and as soon as practicable a copy of all reports and notices related to

Series 2003-[*] and delivered to the Owner Trustee, the Indenture Trustee or the Noteholders under the Indenture.

        (h) For so long as the Notes are outstanding, the Household Entities will furnish to the Representative as soon as practicable after filing, any other information concerning the Household Entities filed with any government or regulatory authority which is otherwise publicly available, as the Representative may reasonably request.

        (i) To the extent, if any, that any rating provided with respect to the Notes set forth in Sections 6(j) and (k) hereof is conditional upon the furnishing of documents reasonably available to the Household Entities, the Household Entities shall furnish such documents.

        (j) The Transferor will, at the expense of the Underwriters, file the Derived Information provided to it by the Representative under Section 1(d) with the Commission pursuant to a Current Report on Form 8-K not later than 5:00 p.m. on the day the Prospectus is delivered to the Underwriters; provided, however, that as a condition to the filing of the Derived Information by the Transferor, the Transferor must receive a letter from a firm of independent certified public accountants reasonably acceptable to the Transferor, which letter shall be satisfactory in form and substance to the Transferor, HFC and their counsel, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Transferor, as a result of which they have determined the accuracy in all material respects of the numerical and financial information included in the Derived Information provided by the Underwriters to the Transferor for filing with the Commission.

                The Transferor shall not be obligated to file any Derived Information that has been determined to contain any material errors or omissions; provided, however, that, at the request of an Underwriter, the Transferor shall file Derived Information containing material errors or omissions if clearly marked "superseded by materials dated [__________]" and accompanied by corrected Derived Information that is marked "these materials supersede and correct the materials dated [___________]."

        Section 6. Conditions of Closing; Termination of Rights Under Section 2. The obligations of the Underwriters to purchase and pay for the Notes on the Closing Date shall be subject to the material accuracy of the representations and warranties of the Household Entities contained herein as of the Execution Time and as of the Closing Date, to the material accuracy of the statements of the Household Entities made in any certificates delivered pursuant to the provisions hereof, to the performance by the Household Entities of their obligations hereunder and to the following additional conditions:

        (a) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement; and, prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

        (b) Each of the Household Entities shall have delivered a certificate, dated the Closing Date, signed by its President or any Vice President and its principal financial or principal accounting officer or its Treasurer or any Assistant Treasurer or its Secretary or any Assistant Secretary to the effect that the signers of such certificate, on behalf of the named Household Entity, have carefully examined this Agreement, each of the Transaction Documents, the Prospectus (and any supplements thereto) and the Registration Statement, stating that:

                (i) the representations and warranties of such Household Entity in this Agreement are true and correct in all material respects at and as of the date of such certificate as if made on and as of such date (except to the extent they expressly relate to an earlier date);

                (ii) such Household Entity has complied, in all material respects, with all the agreements and satisfied, in all material respects, all the conditions on its part to be performed or satisfied at or prior to the date of such certificate;

                (iii) nothing has come to the attention of such Household Entity that would lead it to believe that the Registration Statement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

                (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the signor, threatened.

        (c) Patrick D. Schwartz, General Counsel - Treasury and Corporate Law and Assistant Secretary of Household, as counsel for the Household Entities, shall have delivered a favorable opinion with respect to clauses (i) through
(xiii) of this paragraph (c), Orrick, Herrington & Sutcliffe LLP, special counsel to the Household Entities, shall have delivered a favorable opinion with respect to clauses (xiv) through (xvii) and each of Woodburn and Wedge, special Nevada counsel to the Household Entities and Richards, Layton & Finger, P.A., special Delaware counsel to the Issuer, shall have delivered a favorable opinion with respect to clause (xviii) of this paragraph (c), each opinion shall be dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, to the effect that:

                (i) the Bank has been duly chartered as a national banking association and is validly existing and in good standing under the laws of the United States, is duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, and has full power and authority to own its properties, and to enter into and perform its obligations under this Agreement and the Bank Receivables Purchase Agreement, except where failure to have such power and authority or to be so qualified will not have a material adverse effect on the business or consolidated financial condition of the Bank and its subsidiaries taken as a whole;

                (ii) each of HFC, HRAC II and the Transferor is duly incorporated and validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with corporate power and authority to own its properties and to conduct its business, except where failure to have such power and authority do not have a material adverse effect, as the case may be, on the business or consolidated financial condition of HFC and its subsidiaries, taken as a whole, or HRAC II or the Transferor, to enter into and perform its obligations under this Agreement and the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby;

                (iii) this Agreement and each of the Transaction Documents have been duly authorized, executed and delivered by HFC, the Bank, HRAC II or the Transferor, as the case may be, and, when executed by the Indenture Trustee, the Owner Trustee or the Representative, as the case may be, constitute the legal, valid and binding agreement of HFC, the Bank, HRAC II or the Transferor, as the case may be, enforceable in accordance with its terms subject, as to enforceability (A) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and the rights and remedies of creditors of thrifts, savings institutions or national banking associations, (B) to general principles of equity (regardless of whether enforcement is sought in a proceedings in equity or at law) and
        (C) with respect to rights of indemnity under this Agreement, to limitations of public policy under applicable securities laws;

                (iv) the Notes have been duly created and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued and outstanding, enforceable in accordance with their terms subject, as to enforceability (A) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and the rights and remedies of creditors of thrifts, savings institutions or national banking associations and (B) to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

                (v) none of the execution nor the delivery of this Agreement or any Transaction Document nor the issuance or delivery of the Notes, nor the consummation of any of the transactions contemplated herein or therein, nor the fulfillment of the terms of the Notes, this Agreement or any Transaction Document will conflict with or violate any term or provision of the charter, by-laws or organizational documents of any of the applicable Household Entities, as the case may be, or result in a breach or violation of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the applicable Household Entities pursuant to, any material statute currently applicable to any of them or any order or regulation known to such counsel to be currently applicable to any of them of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Bank, HRAC II or the Transferor, as the case may be, or the terms of any indenture or other agreement or instrument known to such counsel to which any of the applicable Household Entities is a party or by which any of them or any of their properties are bound, except where any such conflict, breach, violation, default or encumbrance would not have a material adverse effect on the transactions contemplated by this Agreement;

                (vi) to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator with respect to this Agreement, the Notes or the Transaction Documents or any of the transactions contemplated herein or therein or with respect to the Household Entities which, in the case of any such action, suit or proceeding with respect to any of them, would have a material adverse effect on the Noteholders or upon the ability of any of them to perform their obligations under any of such agreements; and the statements included in the Registration Statement and Prospectus describing statutes (other than those relating to tax and ERISA matters), legal proceedings, contracts and other documents (other than financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) fairly summarize the matters therein described;

                (vii) the Registration Statement has become effective under the Act; any required filing of the Prospectus or any supplement thereto pursuant to Rule 424 has been made in the manner and within the time period required by Rule 424; to the best knowledge of such counsel, no stop order suspending the effectiveness of the

        Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened; the Registration Statement and the Prospectus (and any supplements thereto) (other than information included in Derived Information and financial and statistical information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder;

                (viii) such counsel has no reason to believe that at any Effective Date the Registration Statement (excluding any exhibits filed therewith) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or the Prospectus, as of its date, includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than financial and statistical information contained therein as to which such counsel need express no opinion);

                (ix) no consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court, federal or state governmental agency or regulatory body is required for any Household Entity to consummate the transactions contemplated in this Agreement or the Transaction Documents, except (A) such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits as have been made or obtained or as may be required under the State securities or blue sky laws of any jurisdiction in connection with the purchase of the Notes by the Underwriters and the subsequent distribution of the Notes by the Underwriters or (B) where the failure to have such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits would not have a material adverse effect on the Issuer's interests in the Receivables or the transactions contemplated by such agreements;

                (x) the Notes, this Agreement and the Transaction Documents conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus;

                (xi) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), and complies as to form with the TIA and the rules and regulations of the Commission thereunder;

                (xii) the statements in the Registration Statement under the heading "Material Legal Aspects of the Receivables" (other than those statements set forth under the subheading "--Matters Relating to Conservatorship, Receivership and Bankruptcy") to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel or attorneys under the control of such counsel and are correct in all material respects;

                (xiii) the Issuer is not required to be registered as an "investment company" under the 1940 Act;

                (xiv) to the extent that the transfer of the Receivables by the Bank to HRAC II does not constitute an absolute assignment of such Receivables, the Bank Receivables Purchase Agreement creates in favor of HRAC II a security interest in the rights of the Bank in such Receivables; to the extent that the transfer of the Receivables by HRAC II to the Transferor does not constitute an absolute assignment of the Receivables, the

        HRAC II Receivables Purchase Agreement creates in favor of the Transferor a security interest in the rights of HRAC II in such Receivables; and to the extent that the transfer of the Receivables by the Transferor to the Issuer does not constitute an absolute assignment of such Receivables, the Transfer and Servicing Agreement creates in favor of the Issuer a security interest in the rights of the Transferor in such Receivables;

                (xv) the Indenture creates in favor of the Indenture Trustee a security interest in the rights of the Issuer in the Receivables;

                (xvi) the statements in the Registration Statement and Prospectus under the headings "Prospectus Summary--Tax Status" and "Material Federal Income Tax Consequences," to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and accurately describe the material Federal income tax consequences to holders of the Notes and the statements under the heading "ERISA Considerations", to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and accurately describe the material consequences to holders of the Notes under ERISA;

                (xvii) If the FDIC is appointed as conservator or receiver for the Bank, and if the Indenture Trustee has a security interest under the Bank Receivables Purchase Agreement in the rights of the Bank in the Receivables, such security interest is enforceable against the Bank; and

                (xviii) No other filings or other actions, with respect to the Indenture Trustee's interest in the Receivables, are necessary to perfect the interest of the Indenture Trustee in the Receivables, and proceeds thereof, against third parties, except that appropriate continuation statements must be filed in accordance with the applicable state's requirements, which is presently at least every five years.

        In rendering such opinion, counsel may rely (A) as to matters involving the application of the law of any jurisdiction other than (i) with respect to the opinion delivered by Patrick D. Schwartz, General Counsel - Treasury and Corporate Law and Assistant Secretary of Household, the State of Illinois, the United States Federal laws and the corporation law of the State of Delaware and
(ii) with respect to the opinion delivered by Orrick, Herrington & Sutcliffe LLP, the State of New York, the United States Federal Laws and the corporation law of the State of Delaware, to the extent deemed proper and stated in each such opinion, upon the opinion of other counsel of good standing believed by each such counsel to be reliable and acceptable to you and your counsel, and (B) as to matters of fact on certificates of responsible officers of the Issuer, Household Entities and public officials. References to the Prospectus in this paragraph (c) include any supplements thereto.

        (d) Orrick, Herrington & Sutcliffe LLP, as counsel for the Underwriters, shall have delivered a favorable opinion dated the Closing Date with respect to the validity of the Notes, this Agreement, the Transfer and Servicing Agreement, the Indenture, the Registration Statement, and the Prospectus and with respect to such other related matters (including relevant security interest, bankruptcy, and conservatorship or receivership matters) as the Representative may reasonably require and the Household Entities shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass on such matters. In giving their opinion, Orrick, Herrington & Sutcliffe LLP may rely (i) as to matters of Illinois law upon the opinions of counsel delivered pursuant to subsection (c) above, (ii) as to matters involving the application of laws of any jurisdiction other than the State of New York, the United States Federal laws or the corporation law of the State of Delaware, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable, and (iii) as to matters of fact, to the extent deemed proper and as stated therein on certificates of responsible officers of the Issuer, Household Entities and public officials.

        (e) At the Execution Time and at the Closing Date, KPMG LLP shall have furnished to the Representative a letter or letters, dated respectively as of the date of this Agreement and the date of the Closing Date, in form and substance satisfactory to the Representative and counsel for the Underwriters, confirming that they are certified independent public accountants within the meaning of the Act, the Exchange Act and the rules and regulations promulgated thereunder and stating in effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Issuer, the Bank, HRAC II and the Transferor) set forth in the Registration Statement and the Prospectus (and any supplements thereto), agrees with the accounting records of the Issuer, and the Household Entities, excluding any questions of legal interpretation, and (ii) they have performed certain specified procedures with respect to the computer programs used to select the Eligible Accounts and to generate information with respect to the Accounts set forth in the Registration Statement and the Prospectus (and any supplements thereto).

        (f) The Representative shall receive evidence satisfactory to it that, on or before the Closing Date, UCC-1 financing statements are being or have been filed in the offices of the Secretaries of State of Delaware and Nevada (and such other states as may be necessary or desirable pursuant to applicable state law) reflecting the interest of the Indenture Trustee in the Receivables and the proceeds thereof.

        (g) Counsel to the Indenture Trustee shall have delivered a favorable opinion, dated the Closing Date, and satisfactory in form and substance to the Representative and counsel for the Underwriters, the Household Entities and their counsel, to the effect that:

                (i) the Indenture Trustee has been duly incorporated and is validly existing and in good standing as a banking corporation under the laws of the State of New York, is duly qualified to do business in all jurisdictions where the nature of its operations as contemplated by the Indenture requires such qualifications, and has the power and authority (corporate and other) to issue, and to take all action required of it under the Indenture;

                (ii) the execution, delivery and performance by the Indenture Trustee of the Indenture and the issuance of the Notes by the Indenture Trustee have been duly authorized by all necessary corporate action on the part of the Indenture Trustee, and under present laws do not and will not contravene any law or governmental regulation or order presently binding on the Indenture Trustee or the charter or the by-laws of the Indenture Trustee or contravene any provision of or constitute a default under any indenture, contract or other instrument to which the Indenture Trustee is a party or by which the Indenture Trustee is bound;

                (iii) the execution, delivery and performance by the Indenture Trustee of the Indenture and the issuance of the Notes by the Indenture Trustee do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of any Federal, state or other governmental agency or authority which has not previously been effected;

                (iv) each of the Notes has been duly authenticated and delivered by the Indenture Trustee and each of the Notes and the Indenture constitute legal, valid and binding agreements of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally); and

                (v) no approval, authorization or other action by, or filing with, any governmental authority of the United States of America having jurisdiction over the banking or trust powers of the Indenture Trustee is required in connection with its execution and delivery of the Indenture or the performance by the Indenture Trustee of the terms of the Indenture.

        (h) Counsel to the Owner Trustee shall have delivered a favorable opinion, dated the Closing Date, and satisfactory in form and substance to the Representative and counsel for the Underwriters, the Household Entities and their counsel, to the effect that:

                (i) the Owner Trustee is duly incorporated and validly existing as a banking corporation in good standing under the laws of the State of Delaware and has the power and authority to execute, deliver and perform the Trust Agreement and to consummate the transactions contemplated thereby;

                (ii) the Trust Agreement has been duly authorized, executed and delivered by the Owner Trustee;

                (iii) neither the execution, delivery or performance by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, of the Trust Agreement, nor the consummation of the transactions by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware or the United States of America governing the banking or trust powers of the Owner Trustee (other than the filing of the certificate of trust with the Delaware Secretary of State, which certificate of trust has been duly filed);

                (iv) neither the execution, delivery and performance by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, of the Trust Agreement, nor the consummation of the transactions by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, contemplated thereby, is in violation of the charter or bylaws of the Owner Trustee or of any law, governmental rule or regulation of the State of Delaware or of the Federal laws of the United States of America governing the banking or trust powers of the Owner Trustee or, to such counsel's knowledge, without independent investigation, any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which it is a party or by which it is bound or, to such counsel's knowledge, without independent investigation, of any judgment or order applicable to the Owner Trustee; and

                (v) to such counsel's knowledge, without independent investigation, there are no pending or threatened actions, suits or proceedings affecting the Owner Trustee before any court or other governmental authority which, if adversely determined, would materially and adversely affect the ability of the Owner Trustee to carry out the transactions contemplated by the Trust Agreement.

        (i) Special Delaware counsel to the Issuer shall have delivered a favorable opinion, dated the Closing Date, and satisfactory in form and substance to the Representative and counsel for the Underwriters, the Household Entities and their counsel, to the effect that;

                (i) the Issuer has been duly formed and is validly existing as a common law trust under the laws of the State of Delaware;

                (ii) the Trust Agreement constitutes a legal, valid and binding obligation of the Owner Trustee and the Transferor, enforceable against the Owner Trustee and the Transferor, in accordance with its terms;

                (iii) each of the Indenture and the Transfer and Servicing Agreement has been duly executed and delivered by the Owner Trustee, as Owner Trustee on behalf of the Issuer;

                (iv) under the Trust Agreement the execution and delivery of the Transfer and Servicing Agreement and the Indenture, the issuance of the Notes and the Transferor Certificate and the granting of the Collateral to the Indenture Trustee as security for the Notes has been duly authorized by all necessary trust action on the part of the Issuer;

                (v) under the Trust Agreement, the Issuer has (A) the trust power and authority to execute, deliver and perform its obligations under the Indenture and the Transfer and Servicing Agreement (collectively referred to in this subsection (i) as the "Trust Documents") and the Notes and (B) duly authorized, executed and delivered such agreements and obligations;

                (vi) when the Transferor Certificate has been duly issued by the Issuer in accordance with the Trust Agreement, the Transferor Certificate will be validly issued and entitled to the benefits of the Trust Agreement;

                (vii) None of the execution, delivery and performance by the Issuer of the Trust Documents or the Notes or the issuance by the Issuer of the Transferor Certificate, nor the consummation by the Issuer of any of the transactions by the Issuer contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of any financing statements with the Delaware Secretary of State in connection with the Indenture;

                (viii) neither the execution, delivery and performance by the Issuer of the Trust Documents, nor the consummation by the Issuer of the transactions contemplated thereby, is in violation of the Trust Agreement or of any law, rule or regulation of the State of Delaware applicable to the Issuer;

                (ix) no creditor of the Owner shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Issuer except in accordance with the terms of the Trust Agreement;

                (x) the Issuer may not be terminated or revoked by the Owner, and the dissolution, termination or bankruptcy of the Owner shall not result in the termination or dissolution of the Issuer, except to the extent otherwise provided in the Trust Agreement; and

                (xi) with respect to the Issuer and the Receivables: (A) there is no document, stamp, exercise or other similar tax imposed by the State of Delaware upon the perfection of a security interest in the Receivables, in the transfer of the Receivables to or from the Issuer, or upon the issuance of the Notes; (B) there is no personal property tax imposed by the State of Delaware upon or measured by the corpus of the Issuer; (C) the characterization of the Issuer for federal income tax purposes will be determinative of the characterization of the Issuer for Delaware income tax purposes and assuming that the Issuer will be taxed as a partnership for federal income tax purposes, the Issuer will not be subject to Delaware income tax and Noteholders who are not otherwise subject to Delaware income tax will not be subject to tax by reason of their ownership of the Notes and the receipt of income therefrom; and
        (D) any income tax imposed by the State of Delaware that might be applicable to the Issuer would be based upon "federal taxable income," and for the purposes of determining such income, the characterization of such income for federal income tax purposes will be determinative, whether the characterization of the transaction is that of a sale or a loan.

        (j) The Class A Notes shall be given the highest investment grade rating by Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Ratings Services ("S&P") and Fitch, Inc. ("Fitch") and none of Moody's, S&P or Fitch shall have placed the Class A Notes under review with possible negative implications.

        (k) The Class B Notes shall be rated at least "A" or its equivalent by Moody's, S&P and Fitch and none of Moody's, S&P or Fitch shall have placed the Class B Notes under review with possible negative implications.

        (l) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any change, or any development involving a prospective change, in or affecting the business or properties of the Issuer or any of the Household Entities other than as set forth or contemplated in the Registration Statement or Prospectus, the effect of which, in any case referred to above, is, in the judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by the Registration Statement and the Prospectus.

        (m) All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, and the Representative and counsel for the Underwriters shall have received such information, certificates and documents as the Representative or counsel for the Underwriters may reasonably request.

        If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Representative and the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Indenture Trustee and the Transferor in writing or by telephone or telegraph confirmed in writing.

        Section 7. Reimbursement of Expenses. If the sale of the Notes provided for herein is not consummated because any condition to the Representative's obligations set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Indenture Trustee or the Household Entities to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Representative or the Underwriters, the Household Entities, jointly and severally, will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes.

        Section 8.      Indemnification and Contribution.

        (a) As an inducement to the Underwriters to participate in the public offering of the Notes, the Transferor and HFC, jointly and severally (and the Bank with respect to any information that it has provided in connection with the preparation of the Prospectus and with respect to the breach of any of its representations and warranties under Section 1 hereunder and HRAC II with respect to the breach of any of its representations and warranties under Section 1 hereunder), agree to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in any Preliminary Prospectus, the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Household Entities will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein (x) in reliance upon and in conformity with written information furnished to the Household Entities by or on behalf of any Underwriter through the Representative specifically for use in connection with the preparation thereof or (y) that relates to information in Derived Information provided by the Underwriters (except to the extent that such untrue statements or errors contained therein result from Transferor-Provided Information) and (ii) such indemnity with respect to any such untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Notes which are the subject thereof if such person was not sent a copy of the Prospectus (or the Prospectus as supplemented) at or prior to the confirmation of the sale of such Notes to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in any Preliminary Prospectus was corrected in the Prospectus (or the Prospectus, as supplemented); provided that such Prospectus (or the Prospectus, as supplemented) was timely delivered to the Underwriters so that such Underwriters could have delivered the Prospectus (or the Prospectus, as supplemented) at or prior to the confirmation of the sale of such Notes to such person. This indemnity agreement will be in addition to any liability which the Household Entities may otherwise have.

        (b) Each Underwriter, severally but not jointly, agrees to indemnify and hold harmless each of the Household Entities, each of their directors, each of the officers who signs the Registration Statement, and each person who controls any Household Entity within the meaning of

Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnities from the Household Entities to each Underwriter, but only with reference to (i) written information relating to such Underwriter furnished to the Household Entities by or on behalf of such Underwriter specifically for use in the preparation of the documents referred to in the foregoing indemnity or (ii) information in the Derived Information provided by such Underwriter (except to the extent that such untrue statements or errors contained therein result from Transferor-Provided Information). This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Household Entities acknowledge that the statements relating to the Underwriters set forth under the heading "Risk Factors-There is no public market for the notes. As a result you may be unable to sell your notes or the price of the notes may suffer" in the Prospectus and under the heading "Underwriting" in the Prospectus Supplement constitute the only information furnished in writing by the Underwriters or on behalf of the Underwriters for inclusion in the Prospectus and Prospectus Supplement.

        (c)     Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

        (d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Household Entities on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Household Entities on the one hand and the

Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Household Entities on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Household Entities bears to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Household Entities or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Household Entities and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection
(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

        Section 9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Notes agreed to be purchased by such Underwriter or Underwriters hereunder on the Closing Date and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Notes set forth opposite their names in Schedule I with respect to the Closing Date hereto bears to the aggregate amount of Notes set forth opposite the names of all the remaining Underwriters) the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Notes set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such nondefaulting Underwriters do not purchase all the Notes, the obligations will terminate without liability of any nondefaulting Underwriter, the Issuer, or any Household Entity. In the event of a default by any Underwriter as set forth in this
Section 9, the Closing Date shall be postponed for such period, not exceeding seven days or such other period as is agreed upon by the Transferor and the Underwriters, as the Underwriters shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Transferor, HFC, the Bank, HRAC II and any nondefaulting Underwriter for damages occasioned by its default hereunder.

        Section 10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Transferor if after the Execution Time and prior to delivery of and payment for the Notes on the Closing Date, (i) trading in the Common Stock of Household International, Inc. shall have been suspended by the Commission or the New York Stock

Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared by Federal or State of New York authorities, (iii) there shall have occurred any outbreak or escalation of hostilities involving the United States of America, declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Prospectus, or (iv) there shall have occurred a material disruption in the settlement of securities or clearance services that actually prevents the settlement or delivery of the Notes.

        Section 11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Household Entities or the officers of each of them and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, the Household Entities or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

        Section 12. Notices. All communications hereunder shall be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representative at [*],
Attention: [*]; if sent to HFC, will be mailed, delivered or telegraphed and confirmed to Household Finance Corporation, 2700 Sanders Road, Prospect Heights, Illinois 60070, Attention: General Counsel; if sent to the Bank, will be mailed, delivered or telegraphed and confirmed to Household Bank (SB), N.A., 1111 Town Center Drive, Las Vegas, Nevada 89144, Attention: General Counsel; if sent to HRAC II, will be mailed, delivered or telegraphed and confirmed to Household Receivables Acquisition Company II, 1111 Town Center Drive, Las Vegas, Nevada 89144, Attention: [*]; and if sent to the Transferor, will be mailed, delivered or telegraphed and confirmed to Household Affinity Funding Corporation III, 1111 Town Center Drive, Las Vegas, Nevada 89144, Attention: Manager-Compliance; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

        Section 13. APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

        Section 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

        Section 15. Counterparts. This Agreement may be executed by one or more parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

        Section 16. Miscellaneous. This agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

        If you are in agreement with the foregoing, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall become a binding agreement among the Household Entities and the several Underwriters.

                                          Very truly yours,

                                          HOUSEHOLD BANK (SB), N.A.


                                          By:
                                              --------------------------
                                              Name:
                                              Title:


                                          HOUSEHOLD RECEIVABLES ACQUISITION
                                          COMPANY II


                                          By:
                                              --------------------------
                                              Name:
                                              Title:


                                          HOUSEHOLD AFFINITY FUNDING
                                          CORPORATION III


                                          By:
                                              --------------------------
                                              Name:
                                              Title:


                                          HOUSEHOLD FINANCE CORPORATION

                                          By:
                                              --------------------------
                                              Name:
                                              Title:

                   [Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date hereof.

        [*]


        By:
           -------------------------------
              Name:
                   -----------------------
              Title:
                    ----------------------


        For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.

                   [Signature Page to Underwriting Agreement]

                                   Schedule I

                                  CLASS A NOTES

                                                             Principal
                                                               Amount
                                                          ----------------

[*]                                                               $[*]
[*]                                                               $[*]
[*]                                                               $[*]
[*]                                                               $[*]
                                                                  ----
                                                                  $[*]
                                                                  ====

                                  CLASS B NOTES

                                                             Principal
                                                               Amount
                                                          ----------------

[*]                                                               $[*]
[*]                                                               $[*]
[*]                                                               $[*]
[*]                                                               $[*]
                                                                  ----
                                                                  $[*]
                                                                  ====